Press Contact: Tom Rodak Director of Corporate Marketing (765) 771-5555	Investor Relations: Jeff Taylor VP Finance & Investor Relations (765) 771-5310

FOR IMMEDIATE RELEASE

Wabash National Corporation Announces Third Quarter 2012 Results

Achieves Record Revenues and Income from Operations;

12th Consecutive Quarter of Year-over-Year Improvement in Income from Operations

LAFAYETTE, Ind. – October 31, 2012 – Wabash National Corporation (NYSE: WNC) reported year-over-year and sequential improvement across a number of financial and operating metrics for the three and nine month periods ending September 30, 2012. The Company reported net income of $18.4 million, or $0.27 per diluted share, for the third quarter of 2012 on record net sales of $406 million. Results for the three months ended September 30, 2012 include full quarter results of Walker Group Holdings LLC (“Walker”), a leading manufacturer of liquid-transportation systems and engineered products, acquired on May 8, 2012. Wabash National’s third quarter results were adversely impacted by certain costs related to the acquisition of Walker totaling $2.4 million, or $0.04 per diluted share. Excluding the impact of these items, non-GAAP adjusted earnings for the quarter ending September 30, 2012 were $20.9 million, or $0.30 per diluted share. The Company reported net income of $1.1 million, or $0.02 per diluted share, on net sales of $336 million during the same period last year.

The Company reported a record level of income from operations totaling $27.2 million for the third quarter of 2012, compared to operating income of $2.3 million for the third quarter of 2011. Non-GAAP operating EBITDA, which excludes the effects of certain costs related to the Walker acquisition as well as other recurring and non-recurring items, for the third quarter of 2012 was $37.7 million, an improvement of $31.1 million compared to the previous year period. This improvement in operating performance resulted from the successful execution of our growth strategy and our disciplined approach to improving profitability, including an improved mix of higher-margin trailer orders and diversification into higher margin opportunities through our acquisition of Walker, which accounted for approximately $96 million of the current quarter’s net sales.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
	September 30,	December 31,	March 31,		June 30,		September 30,
(Dollars in thousands)	2011	2011	2012		2012		2012

Net Sales	$336,433	$341,732	$277,682		$362,408		$405,917

Gross Profit Margin	4.0%	6.0%	7.1%		10.9%		12.3%

Income from Operations	$2,270	$8,394	$5,449	(1)	$8,568	(1)	$27,236	(1)

Net Income	$1,092	$7,451	$5,064	(1)	$1,942	(1)	$18,441	(1)

Diluted EPS	$0.02	$0.11	$0.07		$0.03		$0.27

Non-GAAP Measures(2):
Operating EBITDA	$6,558	$13,682	$12,293		$29,685		$37,695

Operating EBITDA Margin	1.9%	4.0%	4.4%		8.2%		9.3%

Adjusted Earnings	$1,092	$7,451	$6,742		$15,542		$20,887

Adjusted Diluted EPS	$0.02	$0.11	$0.10		$0.23		$0.30

Notes:	(1)	Quarterly Income from Operations and Net Income include charges of $1.7 million, $13.6 million and $2.4 million for the first, second and third quarters of 2012, respectively, in connection with acquisition related charges associated with the Company’s acquisition of Walker.
	(2)	See “Non-GAAP Measures” below for explanation of the non-GAAP results included above.

Dick Giromini, president and chief executive officer, stated, “The record performance in the third quarter highlights the progress we have made in executing our strategic plan focused on profitable growth, margin improvement through operational excellence initiatives and reducing the volatility of our operating results through product diversification. Our business model has been fundamentally enhanced and our performance, specifically margin expansion, highlights the fact that we are a much stronger company with improved profitability and earnings capacity. While we are pleased with the third quarter results, we know that further opportunities exist and we remain focused on efficiently integrating the Walker business, further enhancing productivity within our Commercial Trailer Products segment and continuing our progress on diversifying beyond our core products and markets. We realized considerable gross margin improvement during the third quarter, achieving double digit levels for the second consecutive quarter and the highest level for any quarter since 2005. The gross margin improvement during the quarter was driven by an increasing mix of higher-margin trailer orders, while our higher-margin Diversified Products segment increased more than four times in size with the addition of Walker. As a result, adjusted earnings increased approximately 19 times the previous year period, generating adjusted diluted earnings per share of $0.30 for the third quarter.”

Mr. Giromini continued, “New trailer shipments for the third quarter were approximately 12,200, in line with our previous guidance of 12,000 to 13,000 trailers. While we anticipate an increase in customer deliveries during the fourth quarter, we have revised our 2012 full-year new trailer shipments estimate to be 46,000 to 48,000 units reflective of our continued focus on margin growth over volume and consistent with the business’ current rates of production and shipments. As expected, our backlog decreased seasonally this quarter but remains healthy at approximately $555 million as of September 30, 2012 which includes Walker’s backlog of $170 million. As we enter the 2013 order season, we believe the demand environment for trailers will remain at strong levels as key drivers such as fleet age and size, customer profitability, used trailer values, regulatory compliance and access to financing all support continued demand for new trailers. As we now enter the traditional order season for 2013, we are experiencing strong quote and inquiry levels for next year and are well-positioned to capitalize on the demand for new trailers while remaining selective in our order acceptance consistent with our intent to further enhance the margin profile in our core trailer business.”

Third Quarter Business Segment Highlights

The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the third quarter of 2012 and 2011, respectively. A complete disclosure of the results by individual segment is included in the tables following this release.

	Commercial	Diversified
	Trailer Products	Products	Retail
Three months ended September 30,
2012
New trailers shipped	11,400	800	900
Net sales	$281,131	$115,815	$40,024
Gross profit	$20,342	$25,961	$3,483
Gross profit margin	7.2%	22.4%	8.7%
Income from operations	$14,634	$15,560	$707
Income from operations margin	5.2%	13.4%	1.8%

2011
New trailers shipped	13,700	—	600
Net sales	$310,790	$26,918	$29,386
Gross profit	$7,238	$3,274	$2,699
Gross profit margin	2.3%	12.2%	9.2%
Income from operations	$2,154	$2,394	$179
Income from operations margin	0.7%	8.9%	0.6%

Commercial Trailer Products’ net sales decreased $29.7 million or 9.5 percent as new trailer sales decreased 2,300 units to 11,400. However, consistent with our efforts this year to improve pricing on our products and to recover material cost increases, our average selling prices increased $1,700 or 7.4 percent during the quarter. As a result, gross margin improved 490 basis points to 7.2 percent. Operating income increased to $14.6 million which is $12.5 million higher than third quarter last year and reinforces the success of our strategy to improve margins and pursue operational efficiencies.

Diversified Products’ net sales increased $88.9 million, or 330 percent, as the inclusion of the Walker for the entire quarter contributed $96.5 million in the current quarter. Gross margin improved from 12.2 percent to 22.4 percent driven by the addition of Walker, productivity improvements realized in our Wabash Wood Products business and continued contribution from our Wabash Composites business. Operating income increased $13.2 million as compared to the same period last year. Excluding the impacts of certain acquisition related expenses, operating income totaled $17.8 million, or 15.4 percent of net sales, representing an increase of $15.4 million as compared to the same period last year.

Retail’s net sales increased $10.6 million or 36.2 percent as new trailer shipments increased by approximately 300 units, or 50 percent. As a result, gross margin of 8.7 percent decreased 50 basis points from the prior year period due to the higher mix of new trailer sales. Operating income improved $0.5 million and was driven by higher trailer sales and favorable service revenue.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contain non-GAAP financial measures, including Operating EBITDA, adjusted earnings and adjusted earnings per diluted share.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other non-operating income and expense, as well as certain charges in connection with the Company’s acquisition of Walker. Management believes Operating EBITDA provides useful information to investors regarding our results of operations. We provide this measure because we believe it is useful for investors to understand our performance period to period with the exclusion of the recurring and non-recurring items identified above. Management believes the presentation of Operating EBITDA, when combined with the primary GAAP presentation of operating income, is beneficial to an investor’s understanding of our operating performance. A reconciliation of Operating EBITDA to net income is included in the tables following this release.

Adjusted earnings and adjusted earnings per diluted share reflect adjustments for non-recurring charges related to expenses in connection with the Company’s acquisition of Walker. Management believes providing this measure and excluding the impact of the non-recurring expenses attributable to the acquisition of Walker facilitates comparisons to the Company’s prior year periods and when combined with the primary GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted earnings and adjusted earnings per diluted share to net income and diluted net income per share is included in the tables following this release.

Third Quarter 2012 Conference Call

Wabash National will conduct a conference call to review and discuss its third quarter results on November 1, 2012, at 10:00 a.m. EDT.  Access to the live webcast will be available on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through January 24, 2013. Meeting access also will be available via conference call at 866-804-6925 and a participant code 37245071.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified manufacturer and North America’s leading producer of semi trailers and liquid transportation systems. Established in 1985, the Company specializes in the design and production of dry freight vans, refrigerated vans, platform trailers, intermodal equipment, liquid tank trailers, frac tanks, engineered products, and composite products. Wabash National operates three wholly-owned subsidiaries: Transcraft Corporation, Walker Group Holdings LLC, and Wabash National Trailer Centers, Inc. Its innovative products are sold under the following brand names: Wabash National®, Transcraft®, Benson®, DuraPlate®, ArcticLite®, Walker® Transport, Walker® Stainless Equipment, Walker® Defense Group, Walker® Barrier Systems, Walker® Engineered Products, Brenner® Tank, GarsiteTM, Progress TankTM, TST®, Bulk Tank InternationalTM, and Extract Technology®. To learn more, visit www.wabashnational.com.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, statements regarding our outlook for new trailer shipments and Operating EBITDA, backlog, expectations regarding trailer demand levels, improved profitability and earnings capacity, quote and inquiry levels for 2013, our intent to further enhance the margin profile of our core trailer business and the benefits of the acquisition of Walker. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the uncertain economic conditions including the possibility that demand expectations may not result in order increases for us, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in our manufacturing capacity and cost containment, dependence on industry trends and timing, costs of indebtedness incurred in connection with the acquisition of Walker and the failure to achieve the benefit of the Walker acquisition. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net sales	$405,917	$336,433	$1,046,007	$845,512
Cost of sales	355,843	323,113	936,523	799,451
Gross profit	50,074	13,320	109,484	46,061

General and administrative expenses	12,548	7,157	30,870	23,150
Selling expenses	7,134	3,155	16,112	9,300
Amortization of intangibles	2,984	738	7,175	2,215
Acquisition expenses	172	-	14,074	-
Income from operations	27,236	2,270	41,253	11,396

Other income (expense):
Interest expense	(7,760)	(1,108)	(13,934)	(3,181)
Loss on debt extinguishment	-	-	-	(668)
Other, net	211	24	151	191
Income before income taxes	19,687	1,186	27,470	7,738
Income tax expense	1,246	94	2,023	147
Net income	$18,441	$1,092	$25,447	$7,591
Basic and diluted net income per share	$0.27	$0.02	$0.37	$0.11
Comprehensive income
Net income	$18,441	$1,092	$25,447	$7,591
Foreign currency translation adjustment	207	-	313	-
Net comprehensive income	$18,648	$1,092	$25,760	$7,591

	Commercial	Diversified		Corporate and
Three months ended September 30,	Trailer Products	Products	Retail	Eliminations	Consolidated
2012
New trailers shipped	11,400	800	900	(900)	12,200
Used trailers shipped	1,000	-	400	-	1,400

Net sales	$281,131	$115,815	$40,024	$(31,053)	$405,917
Gross profit	$20,342	$25,961	$3,483	$288	$50,074
Income (Loss) from operations	$14,634	$15,560	$707	$(3,665)	$27,236

2011
New trailers shipped	13,700	-	600	(700)	13,600
Used trailers shipped	600	-	500	-	1,100

Net sales	$310,790	$26,918	$29,386	$(30,661)	$336,433
Gross profit	$7,238	$3,274	$2,699	$109	$13,320
Income (Loss) from operations	$2,154	$2,394	$179	$(2,457)	$2,270

Nine months ended September 30,
2012
New trailers shipped	33,500	1,200	1,900	(2,100)	34,500
Used trailers shipped	2,300	100	1,200	-	3,600

Net sales	$805,240	$223,920	$98,490	$(81,643)	$1,046,007
Gross profit	$50,919	$50,121	$8,941	$(497)	$109,484
Income (Loss) from operations	$34,557	$30,805	$1,084	$(25,193)	$41,253

2011
New trailers shipped	34,000	-	2,000	(2,100)	33,900
Used trailers shipped	1,400	-	1,200	-	2,600

Net sales	$763,589	$74,170	$92,477	$(84,724)	$845,512
Gross profit	$26,260	$12,218	$7,443	$140	$46,061
Income (Loss) from operations	$11,038	$9,635	$48	$(9,325)	$11,396

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Basic net income per share:
Net income applicable to common stockholders	$18,441	$1,092	$25,447	$7,591
Undistributed earnings allocated to participating securities	(166)	(7)	(218)	(44)
Net income applicable to common stockholders excluding amounts applicable to participating securities	$18,275	$1,085	$25,229	$7,547
Weighted average common shares outstanding	68,357	68,117	68,308	68,071
Basic net income per share	$0.27	$0.02	$0.37	$0.11

Diluted net income per share:
Net income applicable to common stockholders	$18,441	$1,092	$25,447	$7,591
Undistributed earnings allocated to participating securities	(166)	(7)	(218)	(44)
Net income applicable to common stockholders excluding amounts applicable to participating securities	$18,275	$1,085	$25,229	$7,547

Weighted average common shares outstanding	68,357	68,117	68,308	68,071
Dilutive stock options and restricted stock	159	341	234	399
Diluted weighted average common shares outstanding	$68,516	$68,458	$68,542	$68,470
Diluted net income per share	0.27	0.02	0.37	0.11

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	September 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets
Cash	$39,307	$19,976
Accounts receivable	98,726	52,219
Inventories	231,875	189,533
Deferred income taxes	42	-
Prepaid expenses and other	6,305	2,317
Total current assets	$376,255	$264,045

Property, plant and equipment	129,387	96,591

Goodwill	149,940	-

Intangible assets	175,411	19,821

Other assets	12,054	7,593
	$843,047	$388,050

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$3,000	$-
Current portion of capital lease obligations	1,017	1,507
Accounts payable	141,896	107,985
Other accrued liabilities	78,023	59,024
Total current liabilities	$223,936	$168,516

Long-term debt	414,373	65,000

Capital lease obligations	3,454	3,314

Other noncurrent liabilities	3,928	4,874

Deferred income taxes	1,666	-

Commitments and contingencies

Stockholders' equity	195,690	146,346
	$843,047	$388,050

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2012	2011

Cash flows from operating activities
Net income	$25,447	$7,591
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation	10,660	9,539
Amortization of intangibles	7,175	2,215
Loss on debt extinguishment	-	668
Deferred taxes	1,666	-
Stock-based compensation	3,611	1,947
Accretion of debt discount	1,865	-
Changes in operating assets and liabilities
Accounts receivable	(551)	(8,039)
Inventories	(1,097)	(89,136)
Prepaid expenses and other	170	1,493
Accounts payable and accrued liabilities	(20,558)	51,273
Other, net	(855)	86
Net cash provided by (used in) operating activities	$27,533	$(22,363)

Cash flows from investing activities
Capital expenditures	(9,013)	(3,406)
Acquisition, net of cash acquired	(364,012)	-
Net cash used in investing activities	$(373,025)	$(3,406)

Cash flows from financing activities
Proceeds from exercise of stock options	340	466
Borrowings under revolving credit facilities	205,786	731,546
Payments under revolving credit facilities	(270,786)	(676,546)
Principal payments under capital lease obligations	(1,388)	(476)
Proceeds from issuance of convertible senior notes	145,500	-
Proceeds from issuance of term loan credit facility, net of issuance costs	292,500	-
Principal payments under term loan credit facility	(1,500)	-
Debt issuance costs paid	(5,065)	(1,923)
Stock repurchase	(564)	(505)
Net cash provided by financing activities	$364,823	$52,562

Net increase in cash	$19,331	$26,793
Cash at beginning of period	19,976	21,200
Cash at end of period	$39,307	$47,993

WABASH NATIONAL CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO

NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

Operating EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income	$18,441	$1,092	$25,447	$7,591
Income tax expense	1,246	94	2,023	147
Interest expense	7,760	1,108	13,934	3,181
Depreciation and amortization	7,003	3,885	17,835	11,754
Stock-based compensation	1,460	403	3,611	1,947
Acquisition expenses and related charges	1,996	-	16,974	-
Other non-operating expense	(211)	(24)	(151)	477
Operating EBITDA	$37,695	$6,558	$79,673	$25,097

	Three Months Ended
	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012	June 30, 2012
Net income	$3,302	$1,092	$7,451	$5,064	$1,942
Income tax expense (benefit)	11	94	24	(352)	1,129
Interest expense	1,147	1,108	955	733	5,441
Depreciation and amortization	3,924	3,885	3,837	3,769	7,063
Stock-based compensation	696	403	1,451	1,397	754
Acquisition expenses and related charges	-	-	-	1,678	13,300
Other non-operating expense (income)	657	(24)	(36)	4	56
Operating EBITDA	$9,737	$6,558	$13,682	$12,293	$29,685

Adjusted Earnings:
	Q3 2011		Q4 2011		Q1 2012		Q2 2012		Q3 2012
	$	Per Share	$	Per Share	$	Per Share	$	Per Share	$	Per Share

Net Income	$1,092	$0.02	$7,451	$0.11	$5,064	$0.07	$1,942	$0.03	$18,441	$0.27

Adjustments:
Acquisition expenses	-	-	-	-	1,678	0.02	12,224	0.18	172	-
Impact of acquired profit in inventories and short term intangible amortization	-	-	-	-	-	-	1,376	0.02	2,274	0.03

Adjusted earnings	$1,092	$0.02	$7,451	$0.11	$6,742	$0.10	$15,542	$0.23	$20,887	$0.30